EXHIBIT 10.5

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT entered into as of February 21, 2017 (this “AGREEMENT”), by and between L2 CAPITAL, LLC (“INVESTOR”), and EL CAPITAN PRECIOUS METALS, INC., a Nevada corporation (the “COMPANY”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may, in its discretion, issue and sell to Investor, from time to time as provided herein, and Investor shall purchase up to Five Million Dollars ($5,000,000) of the Company’s Common Stock (as defined below);

WHEREAS, such investments will be made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), Rule 506 of Regulation D promulgated under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1       DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM NOTICE” shall have the meaning specified in Section 9.3(a).

“CLEARING DATE” shall be the date in which the Put Shares have been deposited into Investor’s brokerage account.

“CLOSING” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

“CLOSING CERTIFICATE” shall mean the closing certificate of the Company in the form of Exhibit D hereto.

“CLOSING PRICE” shall mean the closing bid price for the Company’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“COMMITMENT PERIOD” shall mean the period commencing on the Execution Date, and ending on the earlier of (i) date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) February 21, 2020.

“COMMON STOCK” shall mean the Company’s common stock, $0.001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

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“COMPANY” shall have the meaning specified in the preamble to this Agreement.

“DAMAGES” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“DISQUALIFIED INVESTOR” shall have the meaning specified in Section 2.1(a).

“DISPUTE PERIOD” shall have the meaning specified in Section 9.3(a).

“DTC” shall have the meaning specified in Section 2.3.

“DWAC” shall have the meaning specified in Section 2.3.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“EXCHANGE CAP” shall have the meaning set forth in Section 7.1(c).

“EXECUTION DATE” shall mean the date that of the Agreement.

“FAST” shall have the meaning specified in Section 2.3.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“INDEMNIFIED PARTY” shall have the meaning specified in Section 9.3(a).

“INDEMNIFYING PARTY” shall have the meaning specified in Section 9.3(a).

“INDEMNITY NOTICE” shall have the meaning specified in Section 9.3(b).

“INVESTMENT AMOUNT” shall mean the dollar amount to be invested by the Investor with respect to any Put which is equal to the number of Put Shares referenced in such Put Notice multiplied by the Purchase Price.

“INVESTOR” shall have the meaning specified in the preamble to this Agreement.

“LEGEND” shall have the meaning specified in Section 8.1.

“MARKET PRICE” shall mean the average of the two lowest closing bid prices on the Principal Market for any Trading Day during the Pricing Period, as reported by Bloomberg Finance L.P.

“MATERIAL ADVERSE EFFECT” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of this Agreement.

“MAXIMUM COMMITMENT AMOUNT” shall mean Five Million Dollars ($5,000,000). “MAXIMUM PUT AMOUNT”: The maximum dollar amount of each Put will be equal to the average daily trading volume in dollar amount for Company’s common stock during the ten (10) Trading Days immediately preceding the Put Date; provided, however, that no Put will be made in an amount that exceeds $150,000 without prior approval of Investor.

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“MINIMUM PUT AMOUNT” shall mean Five Thousand Dollars ($5,000).

“PERSON” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PRICING PERIOD” shall be the five (5) consecutive Trading Days including and immediately prior to the Settlement Date.

“PRINCIPAL MARKET” shall mean any of the national exchanges (i.e. NYSE, NYSE AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“PURCHASE PRICE” shall mean 85% of the Market Price; provided, however, (i) if either (A) the Closing Price of the Common Stock on the Put Date is less than $0.10 per share, or (B) the average daily trading volume in dollar amount for the Common Stock during the ten (10) Trading Days including and immediately preceding the Put Date is less than $50,000, then an additional 10% will be added to the discount of such Put, (ii) if the Company is not Deposit/Withdrawal at Custodian (“DWAC”) eligible on the Settlement Date for any Put, an additional 5% will be added to the discount of such Put; and (iii) if the Company is under a DTC “Chill” status on the Settlement Date for any Put, an additional 10% will be added to the discount of such Put.

“PUT” shall mean the right of the Company to require Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

“PUT DATE” shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

“PUT NOTICE” shall mean a written notice, substantially in the form of Exhibit C hereto, to Investor setting forth the Put Shares with respect to which the Company intends to require Investor to purchase pursuant to the terms of this Agreement.

“PUT SHARES” shall mean all shares of Common Stock issued, or that the Company shall be entitled to issue, per any applicable Put Notice in accordance with the terms and conditions of this Agreement.

“REGISTERED SECURITIES” shall mean the Put Shares and any securities issued or issuable with respect to the Put Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registered Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(b)(i) (or any similar provision then in effect) under the Securities Act.

“REGISTRATION STATEMENT” shall mean the registration statement to be filed with the SEC by the Company pursuant to the Registration Rights Agreement, and any follow up registration statement or amendment thereto.

“REGULATION D” shall mean Regulation D promulgated under the Securities Act.

“RULE 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission.

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“SECURITIES ACT” shall have the meaning specified in the recitals of this Agreement.

“SEC DOCUMENTS” shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company’s then most recently completed and reported fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company’s fiscal year and the Company has not yet filed its annual report on Form 10-K for the previous year (including Part III information), the term shall include all documents filed since the beginning of the preceding fiscal year).

“SETTLEMENT DATE” shall mean the 1st Trading Day after each Put Date.

“SHORT SALES” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“BENEFICIAL OWNERSHIP LIMITATION” shall have the meaning specified in Section 7.2(g).

“SUBSCRIPTION DATE” shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

“THIRD PARTY CLAIM” shall have the meaning specified in Section 9.3(a).

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

“TRANSACTION DOCUMENTS” shall mean this Agreement and the Registration Rights Agreement.

“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1       INVESTMENTS.

(a)              PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice.

(b)              [Intentionally Omitted].

Section 2.2       MECHANICS.

(a)              PUT NOTICE. At any time and from time to time during the Commitment Period, the Company may require Investor to purchase Put Shares by delivering a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, that (i) the Investment Amount for each Put shall not be less than the Minimum Put Amount, nor more than the Maximum Put Amount, (ii) the aggregate Investment Amount of all Puts pursuant to this Agreement shall not exceed the Commitment Amount, and (iii) there shall be a minimum of ten (10) Trading Days between each Put Date.

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(b)              DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by email by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by email after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.

Section 2.3       CLOSINGS. On each Settlement Date, (i) the Company shall deliver to Investor such number of shares of the Common Stock registered in the name of Investor as specified in the corresponding Put Notice delivered pursuant to Section 2.1 herein, and (ii) upon receipt of such Common Stock, Investor shall deliver to the Company the Investment Amount by wire transfer of immediately available funds; provided, however, that if the shares of Common Stock are received by Investor later than 1:30 p.m. New York time on the Settlement Date, then Investor shall be permitted to deliver the Investment Amount by wire transfer of immediately available funds on the next day. In addition, on or prior to the Settlement Date, each of the Company and Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. If the Company delivers a number of Put Shares pursuant to this Section 2.3 on the Settlement Date and either (i) the Investment Amount of such Put Shares (which may calculated in part based on the closing bid price on the Principal Market, as reported by Bloomberg Finance L.P., on the Settlement Date) exceeds the Maximum Put Amount, or (ii) the aggregate Investment Amount of all Puts pursuant to this Agreement exceeds the Commitment Amount, then the number of Put Shares shall be reduced to the maximum number that does not exceed the such thresholds and Investor shall promptly deliver the excess shares to the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that:

Section 3.1       INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Registered Securities to or through any person or entity; provided, however, that Investor reserves the right to dispose of the Registered Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2       NO LEGAL ADVICE FROM THE COMPANY. Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3       SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Registered Securities. Investor acknowledges that an investment in the Registered Securities is speculative and involves a high degree of risk.

Section 3.4       ACCREDITED INVESTOR STATUS. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.5       RELIANCE ON EXEMPTIONS. Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Shares.

Section 3.6       AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a valid and binding obligation of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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Section 3.7       NOT AN AFFILIATE. Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.8       ORGANIZATION AND STANDING. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

Section 3.9       ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.10     DISCLOSURE; ACCESS TO INFORMATION. Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.11     MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that, except as disclosed in the SEC Documents:

Section 4.1       ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2       AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Put Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3       CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, $0.001 par value per share, of which 384,476,034 shares were issued and outstanding as of February 10, 2017, and 5,000,000 shares of preferred stock, $0.001 par value per share, of which (i) 30,000 have been designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding as of the date of this Agreement, and (ii) 51 shares have been designated as Series B Convertible Preferred Stock, all of which are issued and outstanding as of the date of this Agreement. Except as otherwise disclosed in the SEC Documents, there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

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Section 4.4       COMMON STOCK. To the best of its knowledge, the Company is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market which is presently the OTCQB.

Section 4.5       SEC DOCUMENTS. The Company may make available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). To the Company’s knowledge, the Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.6       VALID ISSUANCES. When issued and paid for as herein provided, the Put Shares shall be duly and validly issued, fully paid, and non-assessable. Neither the sale of the Put Shares pursuant to this Agreement, nor the Company’s performance of its obligations hereunder, shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, or any of the assets of the Company, or (b) entitle the holders of outstanding shares of Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares shall not subject Investor to personal liability, in excess of the subscription price by reason of the ownership thereof.

Section 4.7       NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, do not and will not (a) result in a violation of the Company’s Articles of Incorporation or bylaws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

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Section 4.8       NO MATERIAL ADVERSE CHANGE. Since December 31, 2014 no event has occurred that would reasonably be expected to have a Material Adverse Effect on the Company and that has not been disclosed in the SEC Documents.

Section 4.9       LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the Company’s SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

Section 4.10        DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Execution Date and the end of the Commitment Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that entry into this Agreement is, and issuances of Put Shares to the extent made hereunder will be, in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares upon delivery of a Put Notice is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1       COMPLIANCE WITH LAW; TRADING IN SECURITIES. Investor’s trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of FINRA and the Principal Market on which the Common Stock is listed or quoted.

Section 5.2       SHORT SALES AND CONFIDENTIALITY. Neither Investor nor any affiliate of Investor acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale.

Other than to other Persons party to this Agreement, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1       RESERVATION OF COMMON STOCK. The Company will, from time to time as needed in advance of a Settlement Date, reserve and keep available until the consummation of such Closing, free of preemptive rights sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Put Shares to be issued in connection therewith. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.2       LISTING OF COMMON STOCK. If the Company applies to have the Common Stock listed on any other Principal Market, it shall include in such application the Put Shares, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the FINRA and the Principal Market.

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Section 6.3       CERTAIN AGREEMENTS. From the Execution Date until the earlier of (i) the expiration of the Commitment Period, or (ii) the date on which the Registration Statement is initially declared effective by the SEC,, the Company covenants and agrees that it will not, without the prior written consent of Investor, enter into any other equity line of credit agreement with a third party (other than pursuant to this Agreement) having terms and conditions substantially comparable to the terms and conditions provided for in this Agreement. For the avoidance of doubt, nothing contained in the Transaction Documents shall restrict, or require Investor’s consent for, any agreement providing for the issuance or distribution of (or the issuance or distribution of) any equity securities pursuant to any agreement or arrangement that is not commonly understood to be an “equity line of credit.”

ARTICLE VII

CONDITIONS TO DELIVERY OF

PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1       CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE

AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor at each Closing is subject to the satisfaction of each of the conditions set forth below.

(a)              ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b)              PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

(c)              PRINCIPAL MARKET REGULATION. The Company shall not issue any Put Shares, and Investor shall not have the right to receive any Put Shares, if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”).

Section 7.2       CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the

Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares at the corresponding Closing is subject to the satisfaction of each of the following conditions:

(a)              EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the sale by Investor of the Registered Securities subject to such Put Notice, and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(b)              ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions which have temporarily caused such representations or warranties not to be true and correct in all material respects and which have been corrected with no continuing impairment to the Company or Investor.

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(c)              PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such time.

(d)              NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)              ADVERSE CHANGES. Since the date of filing of the Company’s most recent SEC Document, no event has occurred that has had or would be reasonably expected to have a Material Adverse Effect.

(f)              NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the FINRA and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(g)              BENEFICIAL OWNERSHIP LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date (“Beneficial Ownership Limitation”).

(h)              PRINCIPAL MARKET REGULATION. The Company shall not issue any Put Shares, and Investor shall not have the right to receive any Put Shares, if the issuance of such shares would exceed the Exchange Cap.

(i)              NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

(j)              NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(k)              OTHER. On the date of delivery of each Put Notice, Investor shall have received a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

ARTICLE VIII

LEGENDS

Section 8.1       NO STOCK LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend shall be placed on the share certificates representing the Put Shares.

Section 8.2       INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor’s obligations under any agreement to comply with all applicable securities laws upon the sale of the Common Stock.

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ARTICLE IX

NOTICES; INDEMNIFICATION

Section 9.1       NOTICES. All notices, demands,       requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

EL CAPITAN PRECIOUS METALS, INC.

5871 Honeysuckle Road

Prescott, AZ 86305-3764

Email: santol@cox.net

If to Investor:

L2 Capital, LLC

8900 State Line Rd., Suite 410

Leawood, KS 66206

Email: investments@ltwocapital.com

Either party hereto may from time to time change its address or email for notices under this Section 9.1 by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

Section 9.2       INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

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Section 9.3       METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

(a)              In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a “THIRD PARTY CLAIM”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “CLAIM NOTICE”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “DISPUTE PERIOD”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)              If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii)              If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii)   or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

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(iii)               If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)              In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “INDEMNITY NOTICE”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)              The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(d)              The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

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ARTICLE X

MISCELLANEOUS

Section 10.1       [Intentionally Omitted].

Section 10.2       GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Kansas without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Kansas, County of Johnson, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.3       JURY TRIAL WAIVER. The Company and Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.4       ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person.

Section 10.5       THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 10.6       TERMINATION. The Company may terminate this Agreement at any time by written notice to Investor. Additionally, this Agreement shall terminate at the end of Commitment Period or as otherwise provided herein; provided, however, that the provisions of Articles IX, and Sections 10.1 and 10.2 shall survive the termination of this Agreement for a period of twenty four (24) months.

Section 10.7       ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party against which it may be enforcement.

Section 10.8       COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.9       SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10      FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11      NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12      EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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Section 10.13      TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14      REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the Closing Price for the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Finance L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

Section 10.15      PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[-Signature page follows-]

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IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

L2 CAPITAL, LLC

By:	/s/ Adam Long
Name: Adam Long Title: Managing Partner

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Stephen J. Antol
Name: Stephen J. Antol Title: Chief Financial Officer

[Signature page to Equity Purchase Agreement-]

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EXHIBIT C

FORM OF PUT NOTICE

TO:   L2 CAPITAL, LLC

We refer to the Equity Purchase Agreement dated February 21, 2017 (the “Agreement”) entered into by El Capitan Precious Metals, Inc. (the “Company”) and you. Capitalized terms defined in the Agreement shall, unless otherwise defined, have the same meaning when used herein.

We hereby:

1.	give you notice that we require you to purchase Put Shares; and

2.	certify that, as of the date hereof, to the best of our knowledge, the conditions set forth in Section 7.2 of the Agreement that are required to be satisfied at or prior to the delivery of this Put Notice have been satisfied.

Date: __________________, 201___

EL CAPITAN PRECIOUS METALS, INC.

By:
Name: Title:

EXHIBIT D

FORM OF CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER

OR CHIEF FINANCIAL OFFICER

OF EL CAPITAN PRECIOUS METALS, INC.

Pursuant to Section 7.2(l) of that certain Equity Purchase Agreement dated February 21, 2017 (the “Agreement”) by and between the El Capitan Precious Metals, Inc. (the “Company”) and L2 Capital, LLC (the “Investor”), the undersigned, in his capacity as an executive officer of the Company, and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1.             The representations and warranties of the Company are true and correct in all material respects as of the Condition Satisfaction Date as though made on the Condition Satisfaction Date (except for representations and warranties specifically made as of a particular date), except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement not to be true and correct in all material respects and which have been corrected with no continuing impairment to the Company or Investor; and

2.             All of the Company’s conditions to Closing set forth in Section 7.2 of the Agreement have been satisfied as of the Condition Satisfaction Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ____________, 201_.

EL CAPITAN PRECIOUS METALS, INC.

By:
Name: Title: